Exhibit (a)(1)(xviii)

TO: Eligible EFI Employees

FROM: efioptionexchange@efi.com

Date: September     , 2009

Re: Stock Option Exchange Program – Additional Information Sessions

Team,

In addition to the information sessions originally planned, we have scheduled additional information sessions to give you an additional opportunity to learn about our option exchange program. As previously indicated, you are welcome to join any of the sessions, regardless of your geographic location.

Also, please note that this email as well as the calendar of the information sessions previously provided to you will be/is available on our election website at https://webapps.efi.internal/exchange and intranet at http://info-new/departments/hr/soe.asp.

Invitees	Date and Time	Dial in and Webex
XXXXXXX	XXXXXXXX

Topic: XXXXXXXX

Date: XXXXXXXXXX

Time: XX, Pacific Daylight Time, XXXX Local Time

Meeting Number: XXXXXXXX

Meeting Password: XXXXX

1. Go to XXXXXXXXXX

2. Enter your name and email address.

3. Enter the meeting password: XXXXXXXX

4. Click “Join Now”.

XXXXXXX	XXXXXXXX

Topic: XXXXXXXX

Date: XXXXXXXXXX

Time: XX, Pacific Daylight Time, XXXX Local Time

Meeting Number: XXXXXXXX

Meeting Password: XXXXX

1. Go to XXXXXXXXXX

2. Enter your name and email address.

3. Enter the meeting password: XXXXXXXX

4. Click “Join Now

XXXXXXX	XXXXXXXX

Topic: XXXXXXXX

Date: XXXXXXXXXX

Time: XX, Pacific Daylight Time, XXXX Local Time

Meeting Number: XXXXXXXX

Meeting Password: XXXXX

1. Go to XXXXXXXXXX

2. Enter your name and email address.

3. Enter the meeting password: XXXXXXXX

4. Click “Join Now